UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                June 7, 1996
                    (Date of earliest event reported)

                             Help at Home, Inc.
          (Exact name of registrant as specified in its charter)

Delaware                          33-97034                36-4033986
(State or other jurisdiction  Commission File Number  (IRS Employer Identi-
of incorporation)                                      fication Number)

223 West Jackson, Suite 500
Chicago, IL                                           60606
(Address of principal executive offices)              (Zip Code)

(312)663-4244
(Registrant s telephone number, including area code)


                          Acquisition of Assets
                                (Item 2)


     On June 7, 1996 Help at Home, Inc. ( HAH ) acquired all of the outstanding capital stock of HASC Staffing Systems, Inc. ( HASC ), Homemakers of Montgomery, Inc. ( Homemakers ) and Statewide Healthcare Services, Inc. ( Statewide ), collectively doing business as Oxford Healthcare ( Oxford ). Located in Jackson, MS; Montgomery, AL; and Anniston, AL; Oxford provides custodial services and skilled health care interventions to its clients in their residences. The acquisition was retroactively effective as of May 31, 1996. Total consideration paid by HAH for the acquired entities was $2,150,000 allocated among the entities as follows: HASC, $50,000; Homemakers, $630,000; and Statewide, $1,470,000. Consideration was paid in the form of cash ($1,825,000 at closing) and a note for $325,000 payable in January, 1997. Predicated on similar transactions among home health care providers, total considera-tion paid by HAH was determined pursuant to a per visit payment for annual Medicare visits together with a multiple of adjusted, non-Medicare, pre-tax earnings. Funds used to acquire the capital stock of the Oxford entities were drawn from the proceeds of HAH's December, 1995 initial public offering of its capital stock.

     The shares of capital stock in the Oxford entities were acquired from Patrick F. Yarborough, an individual residing in Jackson, MS, The Matthew Tyler Yarborough Irrevocable Trust and the Amanda Harkins Yarborough Irrevocable Trust ( Sellers ). There is no relationship between Help at Home, Inc.; its affiliates, employees, officers, directors or agents or their associates; and the Sellers.


                          Financial Statements
                                (Item 7)


     Financial statements depicting the results of Oxford Healthcare through May 31, 1996 are being finalized and audited at the time of this filing. Audited financial results for the year ended December 31, 1995 together with results of operations for the five months ended May 31, 1996 will be filed within 60 days, or no later than August 26, 1996.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                   Help at Home, Inc.
                                         (Registrant)


Date:    June 25, 1996            \Louis Goldstein, Chairman and CEO